Registration Statement No. 333-106320
Pricing Supplement No. 06
Dated May 3, 2004
(To Prospectus dated March 19, 2004 and Prospectus Supplement dated April 23,
 2004)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,500,000,000
Medium-Term Notes, Series P
Principal Amount:                                             $30,000,000.00
Issue Price:                                                  $30,000,000.00
Net Proceeds to the Company:                                  $29,835,000.00
Agent:                                                   BNY CAPITAL MARKETS
CUSIP:                                                             45974VZS0
Settlement Date:                                                    05/06/04
Stated Maturity (date):                                             04/20/09
INTEREST RATE BASIS OR BASES:                                     3 Mo LIBOR
INITIAL INTEREST RATE:
INTEREST PAYMENT DATES:                              3/22, 6/22, 9/22, 12/22
INTEREST RATE RESET PERIOD:                                          3 Month
INTEREST RATE RESET DATES:                                 2 bus. days prior
INDEX MATURITY:                                                     3 Months
SPREAD:                                                                34 bp
SPREAD MULTIPLIER:                                                     N/A
MAXIMUM INTEREST RATE:                                                 N/A
MINIMUM INTEREST RATE:                                                 N/A
OVERDUE RATE:                                                          N/A
REDEEMABLE BY THE COMPANY ON OR AFTER:                                 N/A
OPTIONAL REPAYMENT DATE:                                               N/A
FIXED RATE COMMENCEMENT DATE:                                          N/A
FIXED INTEREST RATE:                                                   N/A
REPURCHASE PRICE:                                                      N/A
OPTIONAL RESET DATES:                                                  N/A
EXTENSION PERIODS:                                                     N/A
FINAL MATURITY:                                                     04/20/09
DESIGNATED LIBOR PAGE (check one):
LIBOR Reuters ____
LIBOR Telerate __X__
DESIGNATED CMT TELERATE PAGE (for CMT Notes only):
DESIGNATED CMT MATURITY INDEX (for CMT Notes only):
TYPE OF NOTE (check one):
Book-Entry Note __X__
Certificated Note ____
OTHER PROVISIONS: